UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

AFFYMAX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2009, the Board of Directors of Affymax, Inc. approved (a) increases in annual base salaries for 2009, (b) cash performance bonuses for 2008, and (c) stock option grants pursuant to the 2006 Equity Incentive Plan for the following executive officers:

Name and Position	2009 Salary Increase	New 2009 Base Salary	Bonus	No of securities underlying options*
Arlene M. Morris, President and Chief Executive Officer	$15,337	$526,555	$281,170	80,000

Anne-Marie Duliege, MD, MS, Chief Medical Officer	$17,300	$363,300	$136,238	38,000

Paul B. Cleveland, Executive Vice President, Corporate Development and Chief Financial Officer	$6,552	$334,152	$121,540	28,000

Robert Venteicher, Ph.D., Senior Vice President, Technical Operations	$14,000	$314,000	$109,854	33,000

Steven Love, Vice President Finance and Chief Accounting Officer	$4,848	$247,248	$72,720	18,000

* The shares vest and become exercisable in a series of forty-eight (48) successive equal monthly installments over the four (4) year period measured from January 1, 2009.  The stock options have an exercise price of $10.99 per share, the closing price of the Company’s Common Stock as reported by The NASDAQ Global Market on the date of grant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, I NC .

Dated: January 20, 2009	By:	/s/ Paul B. Cleveland

Paul B. Cleveland Executive Vice President, Corporate Development and Chief Financial Officer